Exhibit 10.1

LPL INVESTMENT HOLDINGS INC.

2008 NONQUALIFIED DEFERRED COMPENSATION PLAN

LPL INVESTMENT HOLDINGS INC.

2008 NONQUALIFIED DEFERRED COMPENSATION PLAN

1.             Purpose.  The purpose of the LPL Investment Holdings Inc. 2008 Nonqualified Deferred Compensation Plan is to permit employees and former employees of LPL Investment Holdings Inc. and its subsidiaries holding stock options expiring in 2009 or 2010 issued under the Company’s 1999 Stock Option Plan, as amended, to accumulate capital through the deferral of certain compensation paid to them for their services.

2.             Definitions.

(a)           “Account” means the deferred compensation bookkeeping account established for the Participant pursuant to Section 5(a).

(b)           “Administrator” means the Board or, if one or more has been appointed, a committee of the Board.  The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

(c)           “Aggregate Dividend Amount” has the meaning in Section 5(b).

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cause” has the meaning ascribed to such term in any employment agreement other similar agreement between the Participant and the Company, or, if no such agreement exists or the provisions of such agreements conflict, a termination by the Company of the Participant’s employment or a termination by the Participant of the Participant’s employment, in either case following the occurrence of any of the following events: (i) the Participant’s willful and continued failure to perform, or gross negligence or willful misconduct in the performance of, his or her material duties with respect to the Company which, if curable, continues beyond ten business days after a written demand for substantial performance is delivered to the Participant by the Company; or (ii) Participant’s conviction of, or a plea of nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof; (iii) the Participant’s committing or engaging in any act of fraud, embezzlement, theft or other act of dishonesty against the Company or its subsidiaries that causes material injury, monetarily or otherwise, to the Company; or (iv) the Participant’s breach of his or her non-competition or non-solicitation obligations in any agreement with the Company that causes material injury, monetarily or otherwise, to the Company.

(f)            “Change in Control” means the consummation of (i) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (A) representing directly or indirectly through one or more entities, less than fifty percent (50%) of the equity economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (ii) any transaction or series of related transactions, whether or not the Company is party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules) other than, in each case, the Company or an affiliate of the Company immediately following the Closing, or (iii) a sale or other disposition of all or substantially all of the consolidated assets of the Company (each of the foregoing, a “Business Combination”), provided that, notwithstanding the foregoing, the following transactions shall in no event constitute a Change in Control: (A) a Business Combination following which the individuals or entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, fifty percent (50%) or more of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction; provided, however, that in all events a change in control shall comply with the requirements of Treasury Regulations Section 1.409A-3.

(g)           “Common Stock” means the common stock of the Company, $0.001 par value per share.

(h)           “Company” means LPL Investment Holdings Inc. and its subsidiaries.

(i)            “Disability” means that the Company determines in its sole discretion that the Participant has been terminated as a result of the employee having become totally and permanently disabled. For this purpose, totally and permanently disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(j)            “Distribution Event” means earliest to occur of: (a) death, (b) Disability, (c) Change in Control, or (d) a date in 2012 to be determined by the Board.  For the avoidance of doubt, termination of employment is not a Distribution Event.

(k)           “Effective Date” means December 31, 2008.

(l)            “Elected Options” means stock options of the Company for which a Participant has submitted a written election to defer the stock option no later than the Effective Date.

(m)          “Exchange Act Rules” means the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended, or any successor regulation.

(n)           “Fair Market Value” means the fair market value of the Common Stock on any given date as determined by the Board in good faith.

(o)           “Initial Balance” means an amount equal to the aggregate fair market value of the shares underlying the Elected Options on the Effective Date less the aggregate exercise price of the Elected Options.

(p)           “Participant” means an employee or former employee of the Company who has elected to defer the Elected Options as provided in Section 4.

(q)           “Plan” means the LPL Investment Holdings Inc. 2008 Nonqualified Deferred Compensation Plan as set forth herein, as amended from time to time.

(r)            “Payment Date” means a date determined by the Board in its sole discretion that is within ninety (90) days of the occurrence of a Distribution Event, subject to adjustment pursuant to Section 6(b); provided that, in any event, the Payment Date for a Distribution Event pursuant to Section 2(j)(d) shall occur no later than December 31, 2012.

(s)           “Stock Unit” means a bookkeeping entry of which one Stock Unit is the equivalent of one share of Common Stock.

3.             Administration.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for the Plan; determine, modify or waive the terms and conditions of any Account; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.             Participation.

a.             An employee or former employee of the Company holding stock options expiring in 2009 or 2010 that were issued under the Company’s 1999 Stock Option Plan who submits to the Administrator a completed written election to defer the Elected Options shall participate in the Plan on the terms and conditions set forth herein.  Such election shall be made at the time and in the manner determined by the Administrator, to become effective on the Effective Date.

b.             A Participant’s participation in the Plan shall continue until the entire balance in the Participant’s Account has been paid in full.

5.             Accounts.

(a)           The Administrator shall establish an Account for each Participant on its books to which there shall be credited the Initial Balance with respect to the Participant.  The Account shall be represented by Stock Units.  The initial number of Stock Units in the Participant’s Account shall be equal to the Initial Balance divided by the Fair Market Value of the Common Stock on the Effective Date.

(b)           In the event a cash dividend is paid on the Common Stock while a Participant is currently employed by the Company, each Participant’s Account will be adjusted by crediting an amount equal to the amount of the cash dividend paid multiplied by the number of Stock Units in the Participant’s Account on the day the cash dividend is paid (the “Aggregate Dividend

Amount”) to the Participant’s Account.  The amount credited to a Participant’s Account will then be converted into Stock Units, calculated by dividing the Aggregate Dividend Amount by the Fair Market Value of the Common Stock on the date such cash dividend is paid.

(c)           In the event of any stock split, reverse stock split, stock dividend, recapitalization or similar change affecting the Common Stock, the Administrator shall make such adjustment as it deems appropriate in the number of Stock Units then credited to an Account of the Participant in order to maintain the proportional interests of the Participant and to preserve the value of the Account in light of such change affecting the Common Stock.

(d)           The Participant’s Stock Units do not carry voting rights and the Participant has no rights as a stockholder of the Company or equity interest or ownership in the Company by virtue of participation in the Plan.

(e)           The Participant’s Account shall be nonforfeitable, except as otherwise provided herein.

(f)            Not less frequently than annually, the Administrator will furnish the Participant with a statement setting forth the number of Stock Units credited to the Participant’s Account.

6.             Distribution.

(a)           On the Payment Date, subject to Section 6(b) herein, the Administrator shall pay to a Participant an amount equal to the number of Stock Units in the Participant’s Account multiplied by the Fair Market Value on the day preceding the Payment Date, such amount being payable in Common Stock.

(b)           In the event that the Company terminates a Participant’s employment for Cause, the Participant’s entire Account balance shall be forfeited and the Participant shall have no rights with respect thereto.

7.             Designation of Beneficiary. A Participant may designate or change the designation of a beneficiary or beneficiaries to receive any payment due hereunder upon the Participant’s death by filing a written designation with the Administrator.  The Administrator shall be bound by the last designation filed with it by the Participant.  In the absence of such designation of a beneficiary by the Participant, or if no beneficiary so designated shall survive the Participant, the Participant’s beneficiary shall be the Participant’s estate.  Any amounts due hereunder payable to the beneficiary or beneficiaries shall be made on the same terms and shall be subject to the same conditions as if such amounts were paid to the Participant.

8.             Employment Rights.  Participation in the Plan shall not create any right of the Participant to continued employment with the Company or limit the right of Company to terminate the Participant’s employment at any time.  Except to the extent required by applicable law that cannot be waived, the loss of the Account shall not constitute an element of damages in the event of termination of the Participant’s employment even if the termination is determined to be in violation of an obligation of the Company to the Participant by contract or otherwise.

9.             Contractual Obligation.  The obligations of the Company hereunder shall be contractual only. The Participant shall rely solely on the unsecured promise of the Company and nothing herein shall be construed to give the Participant or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company.

10.           No Assignment. No right or benefit or payment under the Plan shall be subject to assignment or other transfer nor shall it be liable or subject in any manner to attachment, garnishment or execution.

11.           Withholding.  The distribution of a Participant’s Account balance is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Account balance.  Payment of applicable withholding taxes is the obligation of the Participant; provided, however that a Participant may not satisfy tax withholding obligations through the redemption by the Company of Stock Units or Common Stock under the Plan.  The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.

12.           Amendment or Termination. The Administrator may at any time or times amend the Plan for any purpose which may at the time be permitted by law, and may at any time terminate the Plan; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, amend the Plan so as to affect materially and adversely the Participant’s rights under the Plan.